UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2022

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 9, 2022 (the “Closing Date”), PVH Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, PVH Asia Limited, a company incorporated under the laws of Hong Kong and a wholly owned subsidiary of the Company (the “Hong Kong Borrower”), PVH B.V., a Dutch private limited liability company with its corporate seat in Amsterdam and a wholly owned subsidiary of the Company (the “Euro Borrower”), PVH Brands Australia Pty Limited, a company incorporated under the laws of Australia and a wholly owned subsidiary of the Company (the “Australia Borrower), certain other subsidiaries of the Company from time to time party thereto, the lenders party thereto from time to time, and Barclays Bank PLC as administrative agent.

The following is a description of the material terms of the Credit Agreement:

The Credit Agreement consists of (a) a €440,625,000 euro-denominated term loan A facility (the “Euro TLA Facility”) and (b) a US$1,150,000,000 multicurrency revolving credit facility (the “Multicurrency Revolving Credit Facility” and the loans incurred thereunder, “Multicurrency Revolving Loans”), which has (i) an AU$50,000,000 Australian dollar-denominated sublimit for Multicurrency Revolving Loans, (ii) a Can$70,000,000 Canadian dollar-denominated sublimit for Multicurrency Revolving Loans, and (iii) a €250,000,000 euro-equivalent sublimit for Multicurrency Revolving Loans denominated in euros, Japanese yen, pounds sterling, Swiss francs or other agreed foreign currencies and (c) a US$50,000,000 revolving credit facility available in U.S. dollars or Hong Kong dollars (the “Hong Kong Revolving Facility”, and together with the Multicurrency Revolving Credit Facility, the “Revolving Credit Facilities”). The Euro Borrower is the borrower under the Euro TLA Facility. The Company, the Euro Borrower, and the Australia Borrower are borrowers under the Multicurrency Revolving Credit Facility. The Hong Kong Borrower is the borrower under the Hong Kong Revolving Facility.

On the Closing Date, (a) the Euro Borrower borrowed €440,625,000 tranche A euro term loans under the Euro TLA Facility. The proceeds of such borrowing were used by the Company to repay in full the outstanding loans and other obligations under the Credit and Guaranty Agreement (the “Existing Credit Agreement”), dated as of April 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date) among the Company, the Euro Borrower, the Hong Kong Borrower, certain financial institutions party thereto and Barclays Bank PLC as administrative agent. The Existing Credit Agreement and all outstanding commitments thereunder were terminated in connection with such repayment.

The Multicurrency Revolving Credit Facility includes amounts available for letters of credit. A portion of the Multicurrency Revolving Credit Facility is also available for the making of swingline loans. The issuance of such letters of credit and the making of any swingline loan reduces the amount available under the Multicurrency Revolving Credit Facility. So long as certain conditions are satisfied, the Company may add one or more term loan facilities or increase the commitments under any of the Revolving Credit Facilities by an aggregate amount not to exceed US$1,500,000,000. The lenders under the Credit Agreement are not required to provide commitments with respect to such additional facilities or increased commitments.

The obligations of the Hong Kong Borrower, the Euro Borrower, and the Australia Borrower under the Credit Agreement are guaranteed by the Company.

The Euro TLA Facility and the Revolving Credit Facilities will mature on December 9, 2027. The terms of the Euro TLA Facility require the Company to repay quarterly amounts outstanding under such facility, commencing with the quarter ending March 31, 2023. Such amounts will equal 2.50% per annum of the principal amount outstanding on the Closing Date paid in equal installments and subject to certain customary adjustments, with the balance due on the maturity date of the TLA Facility.

The outstanding borrowings under the Credit Agreement are prepayable at any time without penalty (other than customary breakage costs). The United States dollar-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, either a base rate or an adjusted term SOFR rate, in each case calculated in a manner set forth in the Credit Agreement, plus an applicable margin.

The euro-denominated Euro TLA Facility and Multicurrency Revolving Facility borrowings under the Credit Agreement bear interest at a rate per annum equal to a EURIBOR rate and the euro-denominated swing line borrowings under the Credit Agreement bear interest at a rate per annum equal to an adjusted daily simple ESTR rate, in each case calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The Hong Kong dollar-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to a HIBOR rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The pound sterling-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to an adjusted SONIA rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The Swiss franc-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to a SARON rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The yen-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to a TIBOR rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The Australian dollar-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to an AUD rate, calculated in a manner set forth in the Credit Agreement, plus in each case an applicable margin.

The Canadian dollar-denominated borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, either a Canadian base rate or a CDO rate, in each case calculated in a manner set forth in the Credit Agreement, plus an applicable margin.

The initial applicable margin with respect to each Revolving Credit Facility will be 1.125% for loans bearing interest at the adjusted term SOFR rate, EURIBOR rate, TIBOR rate, CDO rate, AUD rate, HIBOR rate, adjusted SONIA or adjusted SARON rate and 0.125% for loans bearing interest at the base rate, Canadian prime rate or daily simple ESTR rate, respectively. The initial applicable margin with respect to the Euro TLA Facility will be 1.250%. After the date of delivery of the compliance certificate and financial statements with respect to the Company’s fiscal quarter in which the Closing Date occurs, the applicable margin for borrowings under the Euro TLA Facility and each Revolving Credit Facility will be subject to adjustment based upon the Company’s net leverage ratio and/or public debt rating (as more fully described in the Credit Agreement).

The Credit Agreement requires the Company to comply with customary affirmative and negative covenants. The Credit Agreement requires the Company to maintain a maximum net leverage ratio. The method of calculating all of the components used in such financial covenant is set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including but not limited to, nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; and a change in control (as defined in the Credit Agreement).

The Company issued a press release on December 9, 2022 announcing that it had entered into the Credit Agreement. A copy of this press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, issued by PVH Corp. on December 9, 2022.
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President
Date: December 9, 2022